EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                               February 14, 2003

                               maxxZone.com, Inc.
                                 ACQUISITION OF

                           MAXXPLAY ENTERPRISES, INC.


                                                                            Page



Recitals ....................................................................1

Agreement  ..................................................................1

      1.    Plan of Reorganization  .........................................1

      2.    Exchange of Shares  .............................................1

      3.    Delivery of Shares and Assets ...................................1

      4.    Representations of Stockholders and Acquirees  ..................2

      5.    Representations of Acquiring Corporation  .......................4

      6.    Closing Date  ...................................................5

      7.    Conditions Precedent to the Obligations of Acquirees  ...........5

      8.    Conditions Precedent to the Obligations of Acquiror  ............6

      9.    Indemnification  ................................................6

      10.   Nature and Survival of Representations  .........................7

      11.   Documents at Closing  ...........................................7

      12.   Miscellaneous  ..................................................8

            Signature Page  .................................................9

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------

      THIS Agreement and Plan of Reorganization is entered into this 14th day of February, 2003, by and between maxxZone.com, Inc., a Nevada corporation, (hereinafter "Acquiror"); and Maxxplay Enterprises Inc.., a Nevada corporation; (hereinafter referred to as "Acquiree"); and the undersigned Stockholders of Acquiree, (hereinafter referred to as "Stockholders").

                                    RECITALS
                                    --------

      Stockholders of Acquiree own or control all of the issued and outstanding common stock of Acquiree. Acquiror desires to acquire all of the issued and outstanding stock of Acquiree, making Acquiree a Division of Acquiror, and Stockholders desire to make a tax-free exchange solely of their shares in Acquiree for shares of Acquiror's common stock to be exchanged as set out herein with said Stockholders.

      NOW, THEREFORE, for the mutual consideration set out herein, the parties agree as follows:

                                   AGREEMENT
                                   ---------

      1.                Plan of Reorganization. Stockholders of Acquiree are the
                  owners of all the issued and outstanding common stock of said Acquiree. It is the intention of the parties hereto that all of the issued and outstanding common stock of Acquiree shall be acquired by Acquiror in exchange solely for newly issued Acquiror voting stock. It is the intention, but not a requirement, of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

      2.                Exchange of Shares. Acquiror and Stockholders agree that
                  all of the issued and outstanding shares of Common Stock of Acquiree shall be exchanged with Acquiror for a total of 13,845,000 shares, in the aggregate, of restricted common stock of Acquiror. The Acquiror shares will, on the date of delivery to the Stockholders, (which is defined as the date in Paragraph 6 herein), be delivered to the Stockholders in exchange for their shares in Acquiree. Stockholders represent and warrant that they will hold such shares of common stock of Acquiror for investment purposes and not for further public distribution and agree that the shares shall be appropriately restricted.

      3.                Delivery of Shares and Assets.  On the  Delivery  Date
                  (which is defined as the date in Paragraph 6 herein), Stockholders will deliver certificates or other evidence of ownership of Acquiree duly endorsed so as to make Acquiror the sole holder thereof free and clear of all claims and encumbrances. On the Delivery Date, delivery of the Acquiror shares, which will be appropriately restricted as to transfer, will be made to the Stockholders as set forth herein. A list of the shares of Acquiree, the owners thereof, and shares of Acquiror to be received by said Stockholders is attached hereto as Exhibit "A" and by this reference is incorporated herein. The Acquiree agrees that the Acquiror shall be given any additional time as may be required, but not to exceed sixty (60) days post Delivery Date, to effect exchange of shares.

      4.                Representations   of  Stockholders  and  Acquiree.   The
                  Stockholders and Acquiree, hereby represent and warrant that, with respect to their own shares and as to the Acquiree, effective this date, the Closing Date (which is defined as the date in Paragraph 6 herein), and the Delivery Date, the representations listed below are true and correct to the best of their knowledge, information, and belief. Said representations are meant and intended by all parties to apply to the Acquiree:

            (a) The listed Stockholders on Exhibit "A" are the sole owners of all of the issued and outstanding shares of common stock of Acquiree; such shares are free from claims, liens, or other encumbrances; and Stockholders have the unqualified right to transfer and dispose of such shares and assets.

            (b) The issued shares of Acquiree constitute validly issued shares of Acquiree, fully-paid and nonassessable.

            (c) The year-end financial statements of Acquiree covering the last two fiscal years (which includes the balance sheet as of the 2001 fiscal year end and the operational statements as of the 2001 and 2002 fiscal year ends), which will be delivered to Acquiror within 60 days from he Closing Date, will be complete, accurate and fairly present the financial condition of Acquiree as of the dates thereof and the results of its operations for the periods covered, and the principal assets of the Acquiree will include all the patent, design, trademark and copy rights pertaining to, but not limited to, the products and games outlined in Exhibit "B" and Exhibit "C". There will be no liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would alter substantially the financial condition of such Acquiree as reflected in such financial statements. These financial statements will be prepared in accordance with US Generally Accepted Accounting Principles consistently applied.

            (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any negative material changes in the financial position of Acquiree, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial position of said Acquiree.

            (e) Except as previously disclosed in audited financial statements, to the best of Acquiree's knowledge, information and belief, it is not involved in, and has not received judicial notice of any pending litigation or governmental investigation or proceeding not reflected in such financial statement, or otherwise disclosed in writing to Acquiror and, to the best knowledge of Acquiree and Stockholders, no material litigation, claims, or assessments, or governmental investigation or proceeding is threatened against Acquiree, its principal stockholders or properties.

            (f) As of the Closing Date and the Delivery Date, Acquiree will be in good standing in its jurisdiction of incorporation, and will be in good standing and in the process of becoming duly qualified to do business in each jurisdiction where required to be so qualified.

            (g) Acquiree has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and to the best of Acquiree's knowledge, information and belief, no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any US state or federal securities laws.

            (h) Acquiree has filed or shall file all governmental, tax or related returns and reports due or required to be filed and has or shall paid all taxes or assessments which have or which shall become due as of the Closing Date and the Delivery Date.

            (i) Except as disclosed in this Agreement or on any Exhibit, Acquiree has not breached any material agreement to which it individually or collectively may be a party.

            (j)   Acquiree has no subsidiary corporation.

            (k) The corporate financial records, minute books, and other documents and records of Acquiree are to be available to present management of Acquiror prior to the Closing Date and turned over to new management of Acquiror in their entirety on the Delivery Date.

            (l) The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which Acquiree or Stockholders are a party and has been duly authorized by all appropriate and necessary action.

            (m) The authorized capitalization of Acquiree are as set forth in the most recent audited balance sheet of Acquiree. Acquiree has one class of stock, which is denominated as Common Shares, of which 25,000,000 shares are authorized and a total of 13,845,000 shares are and will be issued and outstanding as of the Closing and Delivery Date. All outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership thereof. There are no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares to be issued to any person.

            (n)   To the best knowledge of Stockholders  and Acquiree,  Acquiree
                  is  not   subject   to  any   material   labor   disputes   or
                  disagreements, either actual or contingent.

            (o) To the best knowledge of Stockholders and Acquiree, Acquiree's products, materials and brochures do not infringe the patent or copyright rights of any other person or entity.

            (p) At the date of this Agreement, Stockholders have, and at the Closing Date and the Delivery Date, they will have to the best of their knowledge, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiree and its assets. Stockholders have not now and will not have, at the Closing Date or the Delivery Date, withheld knowledge of any such events, conditions, and facts which they know, or have reasonable grounds to know, may materially affect the business and prospects of Acquiree or its assets.

      5.                Representations  of  Acquiring   Corporation.   Acquiror
                  hereby represents and warrants as follows, effective this date, the Closing Date, and the Delivery Date, the representations listed below are true and correct to the best of its knowledge, information, and belief.

            (a) As of the Delivery Date, the Acquiror shares to be delivered to the Stockholders on Exhibit "A", will constitute valid and legally issued shares of Acquiror, fully-paid and nonassessable, and will be legally equivalent in all respects to the common stock of Acquiror issued and outstanding as of the date thereof.

            (b) The officers of Acquiror are duly authorized to execute this Agreement and have taken all actions required by law and agreements, charters, and bylaws, to properly and legally execute this Agreement.

            (c) Acquiror has made available to Acquiree audited financial statements for the past two fiscal years, which shall be true, complete and accurate; there are and shall be no substantial liabilities, either fixed or contingent, not reflected in such financial statements and records or to which the Acquiree has not been made aware. Said financial statements fairly and accurately reflect the financial condition of the Acquiror as of the date thereof and the results of operations for the period reflected therein. Such statements shall have been prepared in accordance with US Generally Accepted Accounting Principles, consistently applied.

            (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any material changes in the financial position of Acquiror, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial condition of the Acquiror; provided, however, that Acquiror will have sold or transferred all of its operations as of the Delivery Date.

            (e) Except as previously disclosed, Acquiror is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to the Stockholders, and there are otherwise no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against Acquiror, its management or properties.

            (f) As of the Closing Date and the Delivery Date, Acquiror is duly organized, validly existing and in good standing under the laws of the State of Nevada; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required.

            (g) Except as previously disclosed, Acquiror has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Acquiror has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Acquiror is subject.

            (h) The present capitalization of Acquiror is as outlined in its most recent financial statement. All outstanding shares have been duly authorized, validly issued, and fully paid. There are not outstanding or presently authorized securities, warrants, options or related commitments of any nature.

            (i) The shares of restricted common stock of Acquiror to be issued to Stockholders as of the Delivery Date, will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in a non-public offering and exempted transaction under federal and state securities laws.

            (j) At the date of this Agreement, Acquiror has, and at the Closing Date, and as of the Delivery Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Acquiror. Acquiror has not now and will not have, at the Closing Date, or at the Delivery Date, withheld disclosure of any such events, conditions, and facts which it, through management has knowledge of, or has reasonable grounds to know, may materially affect the business and prospects of Acquiror.

            (k) Acquiror is a public company and represents that, except as previously disclosed, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its shareholders, the public, brokers, the U.S. Securities and Exchange Commission, state agencies or other persons. This includes matters relating to state or federal securities laws as well as general common law or state corporation law principles.

      6.                Closing  and  Delivery  Date.  The  Closing  Date herein
                  referred to shall be upon such date as the parties hereto may mutually agree for the execution of this Agreement. This Agreement is executed by the parties as of the Closing Date and effective as of the Deliver Date hereof. The date of delivery of all of the documentation shall be known as the Delivery Date. Certain exhibits, etc. may be delivered subsequent to the Delivery Date upon the mutual agreement of the parties hereto. The Stockholders will be deemed to have accepted, as of the Delivery Date, delivery of the certificates of stock to be issued in their respective names, and in connection therewith will make delivery of their stock in Acquiree to Acquiror.

      7.                Conditions Precedent to the Obligations of Acquiree. All
                  obligations of Acquiree and Stockholders under this Agreement are subject to the fulfillment, prior to, as of the Closing Date, or at the Delivery Date, of each of the following conditions:

            (a) The representations and warranties by or on behalf of Acquiror contained in this Agreement or in any certificate or document delivered to Acquiree pursuant to the provisions hereof shall be true in all material respects at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

            (b) Acquiror shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions required on the Delivery Date.

            (c)   The Directors and shareholders of Acquiror shall have approved
                  this  transaction  and  such  other   reasonable   matters  as
                  requested by Acquiree as pertaining to this transaction.

      8.                Conditions Precedent to the Obligations of Acquiror. All
                  obligations of the Acquiror under this Agreement are subject to the fulfillment, prior to, as of the Closing Date, or at the Delivery Date, of each of the following conditions:

            (a) The representations and warranties by Acquiree and Stockholders contained in this Agreement or in any certificate or document delivered to Acquiror pursuant to the provisions hereof shall be true at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

            (b) Acquiree and Stockholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions on the Delivery Date.

            (c) Stockholders shall deliver to Acquiror a letter commonly known as an "investment letter" agreeing that the shares of stock in Acquiror are being acquired for investment purposes, and not with a view to resale.

            (d) Stockholders shall state, and reaffirm as of the Delivery Date, that the materials, including, current financial statements, prepared and delivered by Acquiror to
                  Stockholders, have been read and understood by Stockholders, that they are familiar with the business of Acquiror, that they are acquiring the Acquiror shares under Section 4(2), commonly known as the private offering exemption of the Securities Act of 1933, under Regulation S of said Act, and that the shares are restricted and may not be resold, except in reliance on an exemption under the Act.

      9.                Indemnification. Within the period provided in paragraph
                  10 herein and in accordance with the terms of that paragraph, each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

     10.                Nature   and    Survival   of    Representations.    All
                  representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     11.                Documents  at  Closing.  Between the date hereof and the
                  Delivery Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

            (a) Stockholders will deliver, or cause to be delivered, to Acquiror the following:

                  (1) stock certificates for the stock of Acquiree being tendered hereunder, duly endorsed in blank,

                  (2) all corporate records of Acquiree, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Delivery Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested for review by Acquiror;

                  (3) a certificate of the President of Acquiree to the effect that all representations and warranties of Acquiree made under this Agreement are reaffirmed on the Closing Date and the Delivery Date, the same as though originally given on said date;

                  (4) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

            (b) Acquiror will deliver or cause to be delivered to Stockholders and Acquiree:

                  (1) stock certificates for Common Stock to be issued as a part of the exchange as listed on Exhibit "A" after the date of approval of this transaction by the Acquiror shareholders;

                  (2) a certificate of the President of Acquiror to the effect that all representations and warranties of Acquiror made under this Agreement are reaffirmed on the Closing Date and the Delivery Date, the same as though originally given on said date;

                  (3) certified copies of resolutions by Acquiror's Board of Directors and shareholders authorizing this transaction;

                  (4) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

      12.         Miscellaneous.

            (a) Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

            (c) Brokers. Neither party has employed any brokers or finders with regard to this Agreement unless otherwise described in writing to all parties hereto.

            (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

            (e)   Headings.   The  section  and  subsection   headings  in  this
                  Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (g) Governing Law. This Agreement was negotiated and is being contracted for in the State of Nevada, and shall be governed by the laws of the State of Nevada, and the securities being issued herein are being issued and delivered outside the jurisdiction of the United States in accordance with the isolated transaction and non-public offering exemption and with Regulation S of the Act..

            (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            (I) Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

            (j)   Time. Time is of the essence.

            (k) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

            (l) Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys fees and other costs from the party in default.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              maxxZone.com, Inc..
                              a Nevada Corporation


                              By:
                                      President

                              Maxxplay Enterprises Inc.
                              a Nevada Corporation



                              By:
                                      President